EXHIBIT 10.64

                              SETTLEMENT AGREEMENT

         I. PARTIES

         Biomet, Inc.                       ("Biomet")

         Richard A. Bland                   ("Bland")
         Ella K. Jirka                      ("Jirka")
         Ella K. Jirka & Associates         ("EKJ")
         N.W. Medical Products, Inc.        ("N.W. Medical")
                                            (Collectively, "Defendants")

         Exactech, Inc.                     ("Exactech")

         II. SETTLEMENT OF ACTION.
                  This settlement agreement resolves all disputes between the parties related to BIOMET, INC. V. BLAND ET AL., U.S. District No. CV 97-1633 PA ("Action").

         III. RELEASES.
                  Biomet hereby provides defendants, their past and present agents, employees, officers, and attorneys, with a complete and general release of all claims and counterclaims, causes of action of any kind, known or unknown, suspected or unsuspected. Defendants hereby provide Biomet, Inc. and its past and present agents, employees, officers and attorneys with a complete and general release of all claims and counterclaims, causes of action of any kind, known or unknown, suspected or unsuspected. Biomet and Exactech give each other and their past and present agents, employees, officers and attorneys a complete and mutual release with respect to all events directly related to the Action, including events that occurred in any state or location, known or unknown, suspected or unsuspected, provided such events relate directly to the Action. Each of the above releases includes claims for fraudulent inducement of this Agreement.

         IV. NO HIRE AGREEMENT.
                  From the date of this Agreement forward, Exactech agrees not to hire as a new agent for Exactech any of Biomet's exclusive distributors or sales representatives whose current territory is located west of the Mississippi in the continental U.S. (which does not include Alaska and Hawaii), for a period of four months following the date of this Agreement.

         V. CONFIDENTIAL AGREEMENT BETWEEN BIOMET AND DEFENDANTS.
                  Upon execution of this Agreement, Biomet and defendants shall execute a confidential separate written agreement between them, attached as exhibit A. Exactech shall not receive a copy of exhibit A. John Barker shall receive a confidential copy of exhibit A.

         VI. CONFIDENTIAL AGREEMENT BETWEEN EXACTECH AND JIRKA
                  Upon execution of this Agreement Exactech and Jirka shall execute a Confidential separate written agreement between them, attached as exhibit B. Biomet shall not receive a copy of exhibit B. John Barker shall receive a confidential copy of exhibit B.

         VII. CONFIDENTIALITY
                  This Agreement, which indludes the two side agreements referred to in paragraphs V and VI, shall be confidential The parties further agree that the Agreement, as defined above, is confidential pursuant to ORS 36.220(2)(b). The Court's rulings in the Action are not subject to this provision. Mr. Bland and Ms. Jirka may also consult with a Portland area tax accountant or tax attorney who shall be informed of these confidentiality terms and shall agree to honor them before any disclosure to the attorney or accountant. Any claim for breach of paragraphs V, VI, and VII shall be arbitrated by John Barker in Portland.

         VIII. BINDING AGREEMENT

                  This agreement is binding on the parties' successors, heirs, and assigns. Each party represents and warrants that there has been no assignment of the released claims.

         IX. ARBITRATION

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                  Any disagreement about the terms or enforcement of this
Agreement, which includes Exhibits A and B, shall be arbitrated by John Barker in Portland, including enforcement of confidentiality, with the prevailing party to receive its costs and attorney fees. All confidentiality remains binding at all times. Arbitration shall be binding and governed by Oregon law.

         X. NO ADMISSION OF LIABILITY
                  No party admits liability or fault of any kind and this Agreement shall not be admissible in any proceeding, except to enforce its terms.

         XI. NOTICE OF COURT.
                  Upon execution, the parties shall notify the Court and ask it to issue no further orders or opinions.

         XII. INTEGRATION.
                  This Agreement, including the two side agreements described in paragraphs V and VI, contains the entire agreement of the parties. Any modifications must be in writing signed by all parties. All prior agreements or discussions are superseded by this Agreement. The Agreement is not effective until this agreement and side agreements described in paragraphs V and VI, have been completely executed.

         XIII. LAW OF OREGON.
                  This agreement shall be governed by the laws of the State of Oregon.

         XIV. DISMISSAL, RETURN OF DOCUMENTS.
                  Upon execution, the parties shall dismiss their claims and counterclaims in the Action with prejudice, with each side to bear its costs and fees. After dismissal, each side shall return all documents provided to the other, and shall return documents received from Exactech to Exactech. This provision does not apply to documents that have been attached as exhibits to court filings or depositions, which counsel may retain. This provision does apply to copies made of such douments. Documents and copies shall be returned within 30 days of the date of this Agreement.

         XV. COUNTERPARTS
                  This Agreement and the two side agreements may be executed by faxed counterparts, which taken together will contitute a binding and fully executed agreement after all required signatures have been received by Ball Janik LLP. After receipt, Ball Janik LLP shall distribute copies of fully executed documents to the required parties and to John Barker, pursuant to the provisions of paragraphs V and VI.

Biomet, Inc.                                        N.W. Medical Products, Inc.
By:/S/ DANIEL P. HANN                               By:/S/ RICHARD A. BLAND
   ------------------                                  --------------------
Its: Vice President & General Counsel               Its: President
Dated: 2/9/1998                                     Dated: 2/9/1998

Ella K. Jirka & Associates                          Exactech, Inc.
By:/S/ ELLA K. JIRKA                                By:/S/ TIMOTHY J. SEESE
   -----------------                                   --------------------
Its: Owner                                          Its: President
Dated: 2/9/1998                                     Dated: 2/9/1998

Richard A. Bland
By:/S/ RICHARD A. BLAND
   --------------------
Dated: 2/9/1998